SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.


FOR PERIOD ENDING: 6/30/2008
FILE NUMBER 811- 1540
SERIES NO.: 31


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                         8,079
     2 Number of shares outstanding of a second class of open-end company shares
       (000's Omitted)
       Class B                         2,509
       Class C                         1,515
       Class R                           152
       Institutional Class             4,656


74V. 1 Net asset value per share (to nearest cent)
       Class A                        $10.68
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                        $10.16
       Class C                        $10.16
       Class R                        $10.60
       Institutional Class            $10.93